UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2009

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.

(Exact name of each registrant as specified in their charters)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado (Address of principal executive offices)		80111 (Zip Code)

(303) 495-1200
(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the employment agreements for the named executive officers of Emergency Medical Services Corporation (“EMSC”) and based upon the attainment of performance targets previously established by the Compensation Committee (the “Committee”) of the EMSC board of directors (the “Board”) under EMSC’s Executive Officer Evaluation and Compensation Plan (the “Executive Incentive Plan”), on March 12, 2009, the Committee recommended, and the Board approved, the payment of annual cash bonus awards to the named executive officers for fiscal year 2008 as follows: William Sanger, Chief Executive Officer — $1,402,610; Randel G. Owen, Executive Vice President and Chief Financial Officer — $397,163; Todd G. Zimmerman, Executive Vice President, General Counsel and Secretary — $371,587; Dighton C. Packard, M.D., Chief Medical Officer — $120,061.  The awards were paid on March 13, 2009, and were calculated in accordance with the terms of the Executive Incentive Plan, other than $157,416, $19,215 and $19,268 of the total awards to Messrs. Sanger, Owen and Zimmerman, respectively, which constitute one-time discretionary bonus awards by the Committee in light of achieving certain performance objectives of EMSC in fiscal year 2008. Dr. Packard is not a participant in the Executive Incentive Plan and received his award under a different bonus plan. There will be no adjustment to base salaries for EMSC’s named executive officers in fiscal year 2009.

As part of a grant of equity awards to approximately 130 key employees of EMSC and its subsidiaries, on March 12, 2009, the Committee recommended, and the Board approved, grants of restricted class A common stock (“Restricted Stock”) and options to purchase class A common stock (“Options”) to the named executive officers pursuant to the terms of EMSC’s Amended and Restated 2007 Long Term Incentive Plan as follows: Mr. Sanger — 37,500 shares of Restricted Stock and 37,500 Options; Mr. Owen — 18,750 shares of Restricted Stock and 18,750 Options; Mr. Zimmerman — 18,750 shares of Restricted Stock and 18,750 Options; Dr. Packard — 2,500 shares of Restricted Stock and 2,500 Options.  All of the shares of Restricted Stock will vest ratably in annual installments over the three-year period from the date of grant, and all of the Options will vest ratably in annual installments over the four-year period from the date of grant.

On March 12, 2009, the Committee also recommended, and the Board approved, internal earnings thresholds (as may be adjusted upon certain corporate events) for fiscal year 2009, which thresholds must be achieved before any payments will be made under the Executive Incentive Plan for fiscal year 2009.  The Board also increased the annual short-term incentive award target for Mr. Sanger from his previous target of 100% of annual base salary to 125% of annual base salary. This target is used to determine the pro rata distribution of Executive Incentive Plan payments among Messrs. Sanger, Owen and Zimmerman provided that threshold earnings are met for fiscal year 2009, and does not increase or decrease the total amount of bonus payments available under the Executive Incentive Plan.  The determination of bonus awards under the Executive Incentive Plan is described further in EMSC’s Proxy Statement, filed on Form DEF 14A on April 29, 2008.

On March 12, 2009, the Board approved amendments to the employment agreements for each of Messrs. Sanger, Owen and Zimmerman.  The amendment to Mr. Sanger’s employment agreement provides that, following the expiration of Mr. Sanger’s current employment term on February 10, 2010, his employment term will automatically renew for two additional three-year extensions unless terminated prior to the expiration of the current employment term or the first renewal term in accordance with the provisions of Mr. Sanger’s employment agreement.  Both Mr. Owen’s and Mr. Zimmerman’s employment agreements provide for the immediate commencement of a new two-year term, with further two-year extensions until terminated in accordance with the terms of the agreements.  In addition, the amendments to Mr. Owen’s and Mr. Zimmerman’s agreements provide that, upon termination by EMSC without cause, EMSC will be obligated to pay the then-current base salaries, group life insurance and health and dental benefits in effect for twenty-four months following the date of termination.

Section 8 — Other Events

Item 8.01               Other Events.

Mr. Sanger and Mr. Zimmerman adopted a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934 on March 3, 2009, and Mr. Owen adopted such plan on March 4, 2009, each allowing for the sale of a minority of the respective officer’s equity holdings in EMSC. Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock.  Each plan provides for the potential sale of EMSC class A common stock issuable upon the exercise of stock options that are held currently and that are vested and exercisable, class A common stock purchased prior to EMSC’s initial public offering in 2005, or restricted stock previously granted by EMSC and which has vested in accordance with its terms.

On March 12, 2009, Amendment No. 2 to the Investor Equityholders Agreement (the “Equityholders Agreement”), dated February 10, 2005, among EMS LP, Onex Partners, LP and the equityholders signatory thereto, became effective. The amendment provides that shares of class A common stock of EMSC issuable upon the exercise of options held by an employee at the time of EMSC’s initial public offering are included as owned by that employee for purposes of determining the number of shares such employee can transfer free of the restrictions contained in the Equityholders Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES
CORPORATION
(Registrant)

March 18, 2009	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES, L.P.
(Registrant)

By: Emergency Medical Services Corporation,
its General Partner

March 18, 2009	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President and General Counsel